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                                                                   EXHIBIT 10.69

                         LIMITED FORBEARANCE AGREEMENT

     LIMITED FORBEARANCE AGREEMENT, dated as of January 11, 2001 among THE KUSHNER-LOCKE COMPANY (the "Borrower"), its subsidiaries (the "Guarantors", and together with the Borrower, the "Credit Parties"), the Lenders party to the Credit Agreement defined below (the "Lenders") and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as Agent and as Fronting Bank for the Lenders (the "Agent").

     The Borrower, the Guarantors, the Lenders and the Agent are parties to a Credit, Security, Guaranty and Pledge Agreement, dated as of June 16, 1996, as amended (the "Credit Agreement"). All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

     As set forth in Section 1 below, Defaults and Events of Default under the Credit Agreement have occurred and are continuing. The borrower has also advised the Agent that it intends to sell its film library and related accounts receivable and has retained Houlihan, Lokey, Howard & Zukin, Inc. ("Houlihan Lokey") to advise and assist the Borrower in connection with such proposed sale.

     In order to allow the Borrower additional time to prepare for the proposed sale of its film library and related accounts receivable and to explore various restructuring options, the Borrower has requested that the Agent and the Lenders (i) forebear from applying collections in respect of the Credit Parties' receivables to repayment of the Loans and (ii) release a portion of such collections to fund operating expenses of the Credit Parties. In order to induce the Agent and the Lenders to agree to such forbearance, the Credit Parties have offered to make certain acknowledgments and enter into certain agreements as hereinafter set forth.

     Accordingly, the parties hereby agree as follows:

     1.   Acknowledgments. The Credit Parties expressly acknowledge that
(i) Defaults and Events of Default are now continuing under the Credit Agreement, including without limitation Defaults and Events of Defaults resulting from the failure of the Borrower to make interest payments when due and the failure of the Borrower to make principal repayments required by
Section 2.9(d) of the Credit Agreement, and (ii) as a consequence the Borrower is not entitled to request any additional Loans and the Agent and the Lenders are entitled to immediately accelerate the Loans and to exercise various other remedies under the Credit Agreement and the other Fundamental Documents.

     2    Forbearance Period. For purposes of this Agreement, the term
"Forbearance Period" shall mean the period commencing upon satisfaction in full of the conditions precedent set forth in Section 6 of this Agreement and ending at 5 P.M. New York City time on January 31, 2001 (such date, as it may be extended from time to time by written agreement of the Required Lenders, is hereinafter referred to as the "Stated Expiration Date") or such earlier time as any of the following shall occur (each a "Termination Event"):
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          (i) any other creditor of any Credit Party shall commence involuntary bankruptcy proceedings against such Credit Party and such Credit Party shall not have obtained, within three (3) Business Days after the commencement of such involuntary bankruptcy proceedings, an order of the applicable bankruptcy court approving this Agreement and authorizing the directing the Credit Parties to fully perform their obligations hereunder;

          (ii) any other creditor of any Credit Party shall attempt to execute a judgment, or obtain attachment on any asset of such Credit Party or otherwise exercise any similar remedy against any asset of such Credit Party and three
(3) Business Days shall have elapsed after receipt by the Credit Parties of written notice from the Agent stating that such event has occurred and will constitute a Termination Event;


          (iii) any Credit Party shall commence a voluntary case under the Bankruptcy Code or file a proceeding seeking protection under any other law for the relief of debtors or any Credit Party shall have consented in writing or on the record to an order for relief, or an order for relief shall have been entered, in any involuntary bankruptcy case or proceeding brought against such Credit Party;

          (iv) the Borrower shall make any payment of interest or principal to any holder of Subordinated Debt on account of any Subordinated Debt;

          (v) any Event of Default of a type described in paragraphs (i), (j),
(m) or (n) of Section 7 of the Credit Agreement shall have occurred and three
(3) Business Days shall have elapsed after receipt by the Credit Parties of written notice from the Agent stating that such event has occurred and will constitute a Termination Event; or

          (vi) The Borrower or any Credit Party shall fail to timely comply with any covenant or term of this Agreement and such non-compliance shall have been cured within three (3) Business Days after written notice thereof has been received by the Credit Parties.

So long as any Termination Event, or any event which with the giving of notice and passage of time would constitute a Termination Event, shall have occurred and be continuing, the Agent shall not be obligated to disburse any Collected Funds pursuant to Section 5 below.

     3.   Collection of Funds. Notwithstanding the provisions of Section 2.9 or
8.7 of the Credit Agreement, any other provision of the Credit Agreement, any other agreement to which any of the Credit Parties is a party, or any other right which the Agent or any Lender may have (whether under contract or any applicable principle of law or equity), so long as the Forbearance Period shall be continuing, all amounts currently on deposit (including without limitation deposits of general or special, time or demand, provisional or final natures) in the Cash Collateral Account, the Chemical Clearing Account, the Concentration Account, any Collection Account, or any other account of the Borrower or any other Credit Party maintained at the office of the Agent (all of the foregoing accounts being referred to herein collectively as the "Chase Accounts"), and all collections in respect of the Credit Parties' receivables and all other proceeds of Collateral which are deposited into a Chase Account or otherwise come into the possession or control of the Agent shall not be offset against or applied to the payment of the Loans or any



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other Obligation, debt or liability to the Agent or any Lender, and shall instead be held by the Agent in the Cash Collateral Account. All such funds so held in the Cash Collateral Account shall be referred to herein as the "Collected Funds".

     4. Limitation on Disbursements. So long as the Forbearance Period shall be continuing, the Borrower and the other Credit Parties agree that they will limit their cash disbursements during each week to the amounts set forth on the Disbursement Schedule attached hereto as Exhibit A (the "Disbursement Schedule"); provided, that if the actual amount of cash disbursements in any week for any category is less than the maximum amount permitted for such week as set forth in the Disbursement Schedule, then such unused excess may be carried over and used in any subsequent week during the Forbearance Period.

     5. Application of Funds in Chase Accounts. So long as the Forbearance Period shall be continuing and no event which with the giving of notice and passage of time would constitute a Termination Event shall have occurred and be continuing, the Agent shall disburse the Collected Funds as follows:

          (i) upon the request of Borrower, to the Borrower in any given week, solely to the extent that amounts held in the CNB Account (as defined in Section 7 below) and the Credit Parties' various operating accounts at Comerica Bank--California (collectively, the "Comerica Accounts") are insufficient to pay all actual disbursements for such week which are permitted to be made in accordance with Section 4 hereof;

          (ii) in such amounts as the Borrower may hereafter specifically request in writing be disbursed to the Agent (for the benefit of the Lenders) for application toward the payment of the Obligations; and

          (iii) to pay the reasonable expenses of Morgan, Lewis & Bockius LLP, counsel to the Agent, Ernst & Young LLP ("E&Y"), and other professionals retained by the Agent in connection with the Credit Agreement, upon receipt by the Borrower of reasonable documentation of such expenses.

At any time after the termination of the Forbearance Period for any reason whatsoever, the Agent shall apply any balance in the Chase Accounts to the extent required by the Credit Agreement.

     6. Conditions to Effectiveness. The provisions of Sections 3, 4, and 5 of this Agreement shall not become effective unless and until each of the following conditions have been satisfied; (i) the Agent shall have received counterparts of this Agreement executed by each of the parties hereto; and (ii) the Agent shall have received for deposit in the Cash Collateral Account of all checks, drafts or other instruments currently in the possession or control of any Credit Party constituting collections in respect of the Agreement dated March 10, 2000 (the "United Releasing Distribution Agreement") between the Borrower and United Releasing International, Ltd. ("United Releasing").

     7. City National Bank Instructions. The parties agree that any amounts held by City National Bank on behalf of the Borrower in any and all accounts at its offices (collectively, the "CNB Account") shall be first used by the Borrower for payment of the scheduled disbursements set forth in the Disbursement Schedule. The Borrower agrees that within three (3) Business

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Days of the execution of this Agreement, it will cause to be delivered to the
Agent a copy of irrevocable written instructions, in form reasonably acceptable to the Agent, from the Borrower to City National Bank (and will use its best efforts to cause such instructions to be duly acknowledged by City National
Bank) instructing City National Bank to honor checks drawn by Borrower upon the CNB Account to the extent of the funds on deposit therein and to immediately remit to the Cash Collateral Account the proceeds of any payments received from account debtors which have not already been credited to the CNB Account, including any payment received from United Releasing in respect of the United Releasing Distribution Agreement, all as required by Section 8.3(c) of the Credit Agreement. The Agent agrees that it will cooperate with the Borrower in a timely manner in executing the irrevocable written instructions to City National Bank described in the immediately proceeding sentence.

     8. Final Consultants. The Credit Parties acknowledge that E&Y has been retained on behalf of the Agent and the Lenders for the purpose of reviewing and verifying the accuracy of the Borrowing Base Certificates, disbursements schedules, and various other reports delivered by the Borrower and the other Credit Parties to the Agent and the Lenders pursuant to the Credit Agreement monitoring the Credit Parties' compliance with this Agreement, and otherwise assisting the Agent and the Lenders in connection with the Credit Agreement. The Credit Parties hereby agree to make available to representatives of E&Y all such non-privileged books, accounts, records and other papers as may be requested by such representatives, and shall permit such representatives of E&Y to discuss the affairs, finances and accounts with, and be advised as to the same by, officers of the Borrower and the other Credit Parties and their outside accountants, PricewaterhouseCoopers, all at reasonable times. The Credit Parties acknowledge that pursuant to the Credit Agreement, the Borrower is obligated to pay the fees and expenses of E&Y and that such obligation is included in the "Obligations" as defined in the Credit Agreement.

     9. Restructuring/Crisis Management Advisor. The Borrower covenants and agrees with the Agent and the Lenders that no later than fourteen (14) days after the date hereof it shall retain an experienced and reputable restructuring/crisis management advisor (reasonably acceptable to the Agent) to explore restructuring and other options available to the Borrower and its subsidiaries and to assist the Borrower and its subsidiaries with their cash management/cash conservation activities.

     10. Plan of Divestiture. In connection with the proposed sale of its film library and related accounts receivable, the Borrower and Credit Parties each agree that on or before January 26, 2001, it will distribute, or cause to be distributed, to prospective purchasers identified by the Borrower and Houlihan Lokey, an offering circular with respect to the sale of its film library and related accounts receivable of the Borrower and its subsidiaries, with copies of such circular to the Agent and its counsel.

     11.  Other Bank Accounts; Remittance of Payments from Account Debtors.
The Borrower and the Credit Parties hereby agree that none of them will open or maintain any bank account other than (i) the Chase Accounts, (ii) the CNB Account, (iii) the various operating accounts at Comerica Bank-California, and
(iv) production accounts relating to projects currently in production. Furthermore, the Borrower and the Credit Parties covenant and agree that they will continue to comply with the terms of Section 8.3 and 5.18(d) of the Credit Agreement.

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     12.  Negotiations. The Agent, the Lenders and the Borrower have commenced negotiations concerning the Loans and the Credit Agreement. The Agent, the Lenders and the Borrower each plan to discuss and negotiate various courses of action in an attempt to reach certain agreements with respect to the Loans. The Agent, the Lenders or the Borrower (or any of them), each in their sole discretion, may terminate these negotiations at any time and for any reason, without any liability or obligations for such termination or in connection with the negotiations.

     13. Requirement for Written Documentation; Amendments. The Agent, the Lenders and the Borrower acknowledge that the negotiations have been, and may continue to be, complex. While the Agent, the Lenders and the Borrower may reach agreement on one or more preliminary issues, it is hereby agreed that unless definitive documentation is executed by the Agent and the Lenders, by the Borrower, and by any other parties required by such definitive documentation, neither the Agent, the Lenders nor the Borrower shall be bound by any such agreements. No amendments or modifications may be made to this Agreement, other than in writing.

     14. No Commitment or Waiver; No Prejudice. This Agreement does not (i) represent a commitment by the Agent or any Lender to make any new loans or financial accommodations to the Borrower, (ii) represent a commitment by the Agent or any Lender to restructure or extend or make any financial accommodations or, except as expressly set forth above, forbear on any Loans or
(iii) except as otherwise provided herein, represent an intention by the Agent or any Lender to waive, modify or amend any of its rights or remedies with respect to the Loans. Any discussions on, prior to or subsequent to the date hereof among the parties hereto, are for negotiation purposes only and have been and will be without prejudice to the Agent's and the Lenders' rights and remedies under the Fundamental Documents, at law or in equity.

     15. Due Diligence. In addition to all other conditions set forth herein, the parties hereto acknowledge that the Agent's and the Lenders' willingness to enter into any other documents is subject to the Agent's and Lenders' continuing due diligence and review of documents delivered or to be delivered by or for the benefits of the Borrower to the Agent and the Lenders.

     16. Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes any prior or contemporaneous representations or agreements, either oral or written, not contained herein.

     17. Full Force and Effect. Except as otherwise expressly set forth herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

     18. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.


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     20.  Headings. The headings of this Agreement are for the purposes of reference only and shall not affect the construction of this greement.

     21. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of facsimile communication, if delivered by such facsimile communication equipment) addressed, if to the Agent, to it at 380 Madison Avenue, 9th floor, New York, New York, 10017, Attention: Mary Ellen Egbert, Facsimile No. 212-622-4834, with a copy to Chase Securities Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attention: Christa Thomas, Facsimile: 310-788-5628, and a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178,
Attention: Richard S. Petretti, Esq. and Menachem Zelmanovitz, Esq. Facsimile:
212-309-6273; or if to the Borrower and Guarantors, to them at 11601 Wilshire Boulevard, 21st floor, Los Angeles, California 90025, Attention: Peter Locke and Donald Kushner, Facsimile: 310-481-2094, with a copy to Stutman, Treister & Glatt, 3699 Wilshire Boulevard, Suite 900, Los Angeles, California 90010,
Attention: Isaac Pachulski, Esq. Facsimile: 213-251-5288, or if to a Lender, to it at its address set forth on its signature page hereto, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Notices delivered to the Borrower in accordance with the foregoing sentence, shall also be deemed to have been duly delivered to each of the guarantors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                        BORROWER:

                                        THE KUSHNER-LOCKE COMPANY



                                        By: /s/ PETER LOCKE
                                            ------------------------------------
                                            Name:  Peter Locke
                                            Title: CO-CEO


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                                   GUARANTORS:

                                   KL PRODUCTIONS, INC.
                                   POST AND PRODUCTION SERVICES, INC.
                                   TWILIGHT ENTERTAINMENT, INC.
                                   KLF GUILD CO.
                                   KLTV DEVELOPMENT CO.
                                   KUSHNER-LOCKE INTERNATIONAL, INC.
                                   KL INTERACTIVE MEDIA, INC.
                                   DAYTON WAY PICTURES III, INC.


                                   By: /s/ PETER LOCKE
                                      ---------------------------------
                                      Name: Peter Locke
                                      Title:


                                   KLC/NEW CITY
                                   By its General Partner
                                   THE KUSHNER-LOCKE COMPANY


                                   By: /s/ PETER LOCKE
                                      ---------------------------------
                                      Name: Peter Locke
                                      Title:



                                   LENDERS:

Executed in                        THE CHASE MANHATTAN BANK (formerly
New York, New York                 known as Chemical Bank), as Agent



                                   By:
                                      ---------------------------------
                                      Name:
                                      Title:


                                   NIB CAPITAL BANK, N.V. (formerly known as
                                   De Nationale Investeringsbank N.V)



                                   By:
                                      ---------------------------------
                                      Name:
                                      Title:




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                                        COMERICA BANK -- CALIFORNIA

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        FAR EAST NATIONAL BANK

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


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